EXHIBIT 23.2


                               CONSENT OF EXPERTS

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2006 relating to the consolidated financial statements of AskMeNow, Inc.

         We also consent to the reference to our Firm under the caption "Experts" in the Prospectus contained in this Registration Statement.

                              WEBB & COMPANY, P.A.
                          Certified Public Accountants
Boynton Beach, Florida

December 26, 2006